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               ALLIANCE WEALTH BUILDER FUND, INC.
    (changing its name to Alliance Premier Growth Fund, Inc.)

                      ARTICLES OF AMENDMENT


         ALLIANCE WEALTH BUILDER FUND, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

         "SECOND: The name of the corporation (hereinafter called the "Corporation") is Alliance Premier
         Growth Fund, Inc."

         SECOND: The amendment of the Articles of Incorporation of the Corporation as set forth above has been duly approved by the Board of Directors. No stock entitled to vote on the matter was outstanding or subscribed for at the time of approval.

         The undersigned Alliance Wealth Builder Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, and states that to the best of his knowledge, information and belief all matters and facts set forth therein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.




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         IN WITNESS WHEREOF, these Articles of Amendment have
been executed on behalf of Alliance Wealth Builder Fund, Inc.
this 31st day of July, 1992.

                             ALLIANCE WEALTH BUILDER FUND, INC.

                             By:  /s/ Daniel V. Panker
                                __________________________
                                   Daniel V. Panker
                                    Vice President

Attest:




/s/ Edmund P. Bergan, Jr.
__________________________
Edmund P. Bergan, Jr.
Secretary

































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